CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Calpian, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of Calpian, Inc. as of and for the year ended December 31, 2013. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

June 20, 2014